                                                                     Exhibit 2.2


          AMENDMENT NUMBER 1 TO AGREEMENT AND PLAN OF REORGANIZATION
          ----------------------------------------------------------

     THIS AMENDMENT NUMBER 1, dated as of December    , 1997 (the "Amendment"),
by and among Respironics, Inc., a Delaware corporation ("Respironics"), RIGA, Inc., a Georgia corporation ("Merger Subsidiary"), and Healthdyne Technologies, Inc., a Georgia corporation ("Healthdyne"),

                                  WITNESSETH:
                                  -----------

     WHEREAS, the parties hereto are parties to an Agreement and Plan of Reorganization dated as of November 10, 1997 (the "Reorganization Agreement") and an Agreement and Plan of Merger dated as of November 10, 1997, attached as Appendix A to the Reorganization Agreement (the "Merger Agreement"); and

     WHEREAS, the parties hereto wish to amend the Reorganization Agreement and the Merger Agreement in the manner hereinafter specified;

     NOW THEREFORE, the parties hereto in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

     1.  Reorganization Agreement Section 7.3.  Section 7.3(i) of the
         ------------------------------------
Reorganization Agreement is hereby amended to be read as follows:

         "by Healthdyne or Respironics within two (2) business days after the Determination Date if, on the Determination Date, the weighted average closing price of the Respironics Common Stock as reported on the NASD NMS for the period consisting of 20 consecutive trading days ending on the trading day prior to the Determination Date, in each case as reported in The Wall Street Journal, is less than $20.00."
     -----------------------

The first sentence of the last paragraph of Section 7.3 of the Reorganization Agreement is hereby amended to read as follows:

         "As used herein, "Determination Date" shall mean the day on which the conditions set forth in Sections 2.1(a) and 2.1(b) have been satisfied."

     2.  Reorganization Agreement Section 9.2(b).  Section 9.2(b) of the
         ---------------------------------------
Reorganization Agreement is hereby deleted in its entirety.


     3.  Merger Agreement Section 3.  Section 3 of the Merger Agreement is
         ---------------------------
hereby amended to read as follows:

         "Upon the Merger becoming effective, the Board of Directors of the Surviving Corporation shall consist of

         Dennis S. Meteny, Daniel J. Bevevino, Steven P. Fulton,
         ____________________, ________________________,
         _______________________, ________________________,
         ________________________, and ________________________.


     4.  Agreements Unaffected.  Except as amended hereby, the Reorganization
         ----------------------
Agreement and the Merger Agreement shall continue in full force and effect as originally entered into.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

[CORPORATE SEAL]                        HEALTHDYNE TECHNOLOGIES INC.

Attest:


-------------------------               -------------------------
Leslie R. Jones,                        Craig B. Reynolds,
Secretary                               President and CEO



[CORPORATE SEAL]                        RESPIRONICS, INC.

Attest:


-------------------------               -------------------------
Dorita A. Pishko,                       Dennis S. Meteny,
Secretary                               President and CEO



[CORPORATE SEAL]                        RIGA, INC.

Attest:


-------------------------               -------------------------
Dorita A. Pishko,                       Dennis S. Meteny,
Secretary                               President





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